EXHIBIT 10.12

Execution Version

GUARANTY

    This GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of June 10, 2013, by PRINCIPAL SOLAR, INC., a Delaware corporation (the “Guarantor”), in favor of BRIDGE BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), with reference to the following facts:

    A.     Pursuant to that certain Loan and Security Agreement, dated as of the date hereof, between Powerhouse One, LLC, a Tennessee limited liability company (“PH1”), Lincoln Farm I, LLC, a Tennessee limited liability company (“LF1”), Lincoln Farm II, LLC, a Tennessee limited liability company (“LF2”), Lincoln Farm III, LLC, a Tennessee limited liability company (“LF3”), Lincoln Farm IV, LLC, a Tennessee limited liability company (“LF4”, and together with PH1, LF1, LF2, and LF3, are individually and collectively, the “Borrower”), and Lender (the “Loan Agreement”), Lender has made or will make loans in an aggregate principal amount not to exceed $5,050,000 (collectively, the “Loan”) to Borrower.

    B.     As an essential inducement to and as a condition to Lender’s making of the Loan, and in consideration therefor, Guarantor has agreed to execute this Guaranty.

    C.     Guarantor will obtain substantial direct and indirect benefits from the Loan.

    NOW, THEREFORE, in consideration of the foregoing recitals, and to induce and in consideration for the making of the Loan, Guarantor agrees as follows:

    1.    DEFINITIONS. Capitalized terms used but not defined in this Guaranty shall have the definitions given thereto in the Loan Agreement as though set forth herein in full. Unless otherwise defined herein or in the Loan Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC.

    “Obligations” has the meaning given to that term in Section 2 herein.

    “Other Obligations” has the meaning given to that term in Section 4 herein.

    “Other Security” has the meaning given to that term in Section 4 herein.

    “UCC” means the New York Uniform Commercial Code, as amended.

    2.    GUARANTY. Guarantor unconditionally and irrevocably guarantees to Lender the full and timely payment and performance when due of all of the indebtedness and other obligations of Borrower, whether now existing or arising in the future and of any nature whatsoever, under the Loan Agreement and each of the other Loan Documents (as defined in the Loan Agreement) to which Borrower is a party (collectively, the “Obligations”).

    3.    GUARANTY OF PAYMENT; INDEPENDENT OBLIGATION. This Guaranty is a guaranty of payment and performance and not of collectability. Guarantor’s obligations under this Guaranty are independent of those of the Borrower or any other Person. Lender may bring one or more separate actions against Guarantor without proceeding against Borrower or any other Person or any security, and without pursuing any other remedy. Lender’s rights under this Guaranty shall not be exhausted by any action of Lender until all of the Obligations have been indefeasibly paid and performed in full.

    4.    RIGHTS OF LENDER. Lender shall have the right, without notice to or consent by Guarantor, to: (a) renew, extend, accelerate, waive, settle, compromise, release, restructure, liquidate, increase, decrease and otherwise modify, or refuse to modify, all or any portion of the Obligations, the liability of any Person for or in connection therewith as principal, guarantor, surety or otherwise (such obligations of any such Person other than Guarantor or Borrower collectively, “Other Obligations”), and/or any security for all or any portion of the Obligations or any of the Other Obligations (collectively, the “Other Security”), and accept new or additional documents, instruments, or agreements relative to the Obligations or any Other Obligations and/or any such security; (b) consent or not consent to any change, restructure or termination of the individual, partnership, corporate, limited liability company or other organizational structure or existence of Borrower or any other Person; (c) pursue in any order or manner, or not pursue, and make elections among, Lender’s remedies against Borrower, any other Person, and any security, and accept transfers of security in lieu of foreclosure, even if any rights that Guarantor may have, including subrogation, reimbursement, indemnity, contribution and/or participation in security, are thereby impaired or extinguished; (d) take, hold, release, perfect, fail to perfect, subordinate, and/or apply the proceeds of any security for all or any portion of the Obligations and any Other Obligations in respect of such Obligations or any Other Obligations, as applicable; (e) apply amounts received, including partial payments, from any source on account of the Obligations toward payment thereof in such order and to such portions as Lender may elect, notwithstanding any contrary designation by Borrower, Guarantor or any other Person; and (f) assign Lender’s rights under this Guaranty in whole or part. Guarantor waives any right or defense that might arise by reason of Lender’s exercise of any such rights, even if, as a result, Guarantor has no recourse to Borrower, to security or to other Persons for amounts paid by Guarantor.

    5.    WAIVERS. Guarantor’s liability shall not be affected by any circumstance, including cessation of Borrower’s liability, other than indefeasible payment and performance in full of the Obligations. Guarantor waives: (a) any right to require Lender to proceed against Borrower, any other Person, or any security now or hereafter held by Lender, or to pursue any other remedy whatsoever; (b) any defense based upon any legal disability of, any release, discharge or limitation of the liability of, any restraint or stay applicable to actions against, or the death, incapacity, lack of authority or termination of existence of, Borrower or any other Person; (c) any defense based upon or arising out of any defense Borrower or any other Person may have to any of the Obligations or Other Obligations, including the running of any statute of limitations; (d) any right of setoff, recoupment or counterclaim; (e) notice, demand, presentment, protest, notice of acceptance, notice of protest, notice of dishonor and notice of any action or inaction; (f) any defense based upon negligence of Lender, including any failure to record any mortgage, deed of trust or other document, otherwise perfect any lien or security interest, or file a claim in any Bankruptcy (as defined below); (g) all rights of subrogation, reimbursement, indemnity and contribution against Borrower or any other Person, participation in any security provided by Borrower or any other Person, and all rights to enforce any remedy that Lender may have against Borrower or any other Person or security, until all Obligations have been indefeasibly paid and performed in full; (h) any defense related to any change in the Person(s) liable for or in connection with the Obligations, whether by reason of a change in the structure of Borrower, assumption of the Obligations or any Other Obligations by another Person, transfer of any security for the Obligations or any Other Obligations, or otherwise; (i) any right to revoke this Guaranty; (j) subject to clause (g) above with respect to rights of subrogation, reimbursement, indemnity, contribution and participation, all rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 through 2855, inclusive, 2899 and/or 3433, and/or California Code of Civil Procedure Section 359.5, or any similar rights or defenses arising under the laws of New York or any other jurisdiction that may be applicable to this Guaranty from time to time; and (k) any defense that Guarantor may have to Lender’s remedy of prejudgment attachment, whether such defense arises by statute or otherwise, because all or any portion of the Obligations or any Other Obligations are or may become secured by real or personal property.

    6.    IMPAIRMENT OF SUBROGATION AND OTHER RIGHTS. Guarantor waives all rights and defenses that Guarantor may have because any of the Obligations or Other Obligations are or may become secured by real or personal property. This means, among other things, that: (a) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or otherwise; and (b) if Lender forecloses on any real or personal property collateral pledged by Borrower or otherwise (i) the amount of the Obligations may be reduced only by the price for which that collateral was sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real or personal property collateral, has destroyed any right Guarantor may have to collect from Borrower or any other Person. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because any of the Obligations or Other Obligations are or may become secured by real or personal property. These rights and defenses include, but are not limited to, any rights or defenses based upon California Code of Civil Procedure Sections 580a, 580b, 580d, or 726, or any similar rights or defenses arising under the laws of New York or any other jurisdiction that may be applicable to this Guaranty from time to time. Guarantor also waives all rights and defenses arising out of an election of remedies by Lender, even though election of remedies, such as nonjudicial foreclosure with respect to security for any of the Obligations or Other Obligations, has destroyed Guarantor’s rights of subrogation and/or reimbursement, if any, against Borrower or any other Person by operation of law or otherwise.

    7.    GUARANTOR’S KNOWLEDGE. Guarantor represents and warrants to Lender that it has had full access to and has reviewed all of the documentation of the Obligations, and has fully informed itself of all circumstances bearing upon the risks of executing this Guaranty, with such assistance of legal counsel and other experts as Guarantor requires. Guarantor represents and warrants to Lender that it is relying on its own knowledge of, and is fully informed with respect to, the financial condition of Borrower and of any other Person liable in respect of any Other Obligation, and has adequate means to keep itself fully informed of the financial condition of Borrower and any such other Person and all other matters relating to Borrower’s or such other Person’s ability to perform the Obligations or any Other Obligations. Guarantor assumes full responsibility for doing so, and agrees that Lender shall have no duty to report to Guarantor any information which Lender receives about the financial condition of Borrower or any other Person or any other matters relating to Borrower’s or any other Person’s ability to perform the Obligations or any Other Obligations, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor. Guarantor waives any right or defense related to any lack of knowledge by, or lack of notice to, Guarantor of any such matters.

    8.    CONTINUANCE OF GUARANTY. Guarantor’s liability under this Guaranty shall continue in effect notwithstanding any payment or performance received by Lender on account of the Obligations, and notwithstanding any release of this Guaranty, such that, if any claim is made upon Lender at any time for avoidance, recovery, return or repayment with respect to any such payment or performance, and if Lender pays or otherwise returns value on any such claim in whole or part, whether pursuant to judgment, decree, order, settlement, voluntary payment or otherwise, Guarantor shall remain liable as though such payment or performance had never been received by Lender. Lender may elect in its sole discretion whether to contest or pay any such claim.

    9.    EFFECT OF BANKRUPTCY. In this Guaranty, “Bankruptcy” means any voluntary or involuntary bankruptcy, insolvency, receivership, reorganization, liquidation, debtor-relief or similar proceeding. Guarantor’s obligations under this Guaranty shall not be altered, limited, stayed or otherwise affected by any Bankruptcy of Borrower or any other Person, or by any defense Borrower or any other Person may have to any of the Obligations or Other Obligations by reason of any such Bankruptcy. No stay of enforcement or stay of acceleration of the time for payment of any of the Obligations or any Other Obligations as against Borrower or any other Person, in Bankruptcy or otherwise, shall affect Guarantor’s liability under this Guaranty or the time for payment or performance by Guarantor hereunder. All Obligations otherwise subject to acceleration shall be payable by Guarantor upon demand notwithstanding any such stay, and notwithstanding that such stay may prevent Lender from giving notice to, making demand upon, and/or otherwise enforcing the Obligations or any Other Obligations against Borrower and/or other Persons protected by such stay.

    10.    CLAIMS IN BANKRUPTCY AND OTHER PROCEEDINGS. Guarantor shall file in any Bankruptcy or other proceeding in which the filing of claims is required or permitted all claims Guarantor may have against the applicable Borrower on any indebtedness of such Borrower to Guarantor. Guarantor assigns to Lender all rights of Guarantor thereunder and arising therefrom, and shall execute any necessary documents reflecting such assignment. If Guarantor does not file any such claim at least twenty (20) days prior to any applicable deadline, then Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and cause such proof of claim to be filed in such nominee’s name. This power of attorney is coupled with an interest and is irrevocable until the indefeasible payment and performance in full of all of the Obligations. All cash, property and other distributions of any kind which otherwise would be payable to Guarantor in respect of all such claims shall be paid to Lender, or as Lender elects otherwise in writing. Guarantor’s obligations under this Guaranty shall not be satisfied, however, except to the extent of cash received by Lender, and if Lender receives anything other than cash it shall be held as security for amounts due under this Guaranty.

    11.    SUBORDINATION. All existing and future obligations of Borrower to Guarantor are hereby subordinated to Borrower’s full and indefeasible payment and performance of the Obligations. At Lender’s demand during the continuance of any Event of Default, all obligations of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lender, and all amounts received shall be paid over to Lender for application to the Obligations and/or to Guarantor’s liability hereunder.

    12.    COSTS AND EXPENSES. Guarantor shall immediately reimburse Lender for all fees and costs, including attorneys’ and experts’ fees and costs, incurred by Lender for: (a) enforcement (including post-judgment) or prevention of a breach of this Guaranty or any of its terms, or the exercise of any rights or remedies hereunder and/or at law, in equity or otherwise, whether or not any action or proceeding is filed; (b) representation of Lender in any Bankruptcy of or relating to Borrower or to Guarantor, or to any security for the Obligations or for this Guaranty; (c) representation of Lender in any action or proceeding relating to any security for the Obligations or for this Guaranty; and (d) representation of Lender in connection with any claim upon Lender for avoidance, recovery, return or repayment of any payment or performance of the Obligations, in Bankruptcy or otherwise. All such fees and costs shall bear interest until paid at the rate applicable to the Obligations from time to time.

    13.    REPRESENTATIONS AND WARRANTIES; ACKNOWLEDGEMENT. Guarantor represents and warrants that each of the representations and warranties set forth in Section 5 of the Loan Agreement is true and correct. Guarantor hereby specifically acknowledges and consents to each of Borrower’s agreements in the Loan Agreement relating to Guarantor.

    14.    NOTICES. All notices, demands or other communications relating to this Guaranty shall be given, and shall be deemed received, in accordance with Section 10 of the Loan Agreement. Lender’s initial address and facsimile number for notice shall be as set forth in the Loan Agreement; Guarantor’s initial address and facsimile number for notice is set forth below its signature hereto.

    15.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

        15.1 This Guaranty and all Loan Documents unless otherwise specified therein shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law (other than New York General Obligations Law Sections 5-1401 and 5-1402).

        15.2 Guarantor hereby agrees that any lawsuit regarding any dispute, controversy, claim or cause of action arising out of or relating to this Guaranty, the Loan Documents or any of the transactions contemplated therein may be instituted and prosecuted in the State or Federal courts located in the County of Santa Clara, State of California and hereby submits to the jurisdiction of such courts. Nothing contained in this Guaranty or any other Loan Document, however, shall be deemed to constitute, or to imply the existence of, any agreement by Lender to bring any such action only in said courts or to restrict in any way any of Lender's remedies or rights to enforce the terms of this Guaranty or any other Loan Document as, when and where Lender shall deem appropriate, in its sole discretion.

        15.3 GUARANTOR AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS GUARANTY. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        15.4 WITHOUT INTENDING IN ANY WAY TO LIMIT GUARANTOR’S AND LENDER’S AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, if the jury waiver set forth above in this Section is not enforceable, then any Claim shall be decided by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This Section shall not restrict a party from exercising remedies under the Code or from exercising pre-judgment remedies under applicable law.

    16.    PARTIES BOUND AND BENEFITED. This Guaranty will bind and benefit the successors and assigns of Guarantor and Lender, provided, that Guarantor may not assign or delegate its obligations under this Guaranty without the prior written consent of Lender in its sole discretion.

    17.    CONSTRUCTION. In addition to definitions set forth above, in this Guaranty: (a) “Borrower” means both the named Borrower and any other Person at any time primarily liable for all or any part of the Obligations; (b) if there are multiple Borrowers, “Borrower” means all and any one or more of them; (c) if more than one Person has signed this Guaranty as Guarantor, “Guarantor” means all and any two or more of them, as well as each of them individually; and (d) “Lender” means both the named Lender and any other or future owners or holders, including pledgees and participants, of the Obligations or any portion thereof or interest therein. In addition, the provisions of Section 1.3 of the Loan Agreement shall apply to the construction of this Guaranty as if set forth herein in full, mutatis mutandis.

    18.    EFFECT ON OTHER OBLIGATIONS TO LENDER. Any Event of Default in respect of the Obligations shall also constitute an event of default under and in respect of this Guaranty and all other indebtedness, liabilities and obligations of Guarantor to Lender. Any event of default under and in respect of any other indebtedness, liabilities and obligations of Guarantor to Lender shall also constitute an event of default under and in respect of the Obligations, this Guaranty and any other indebtedness, liabilities and obligations of Guarantor to Lender.

    19.    ENTIRE AGREEMENT; MODIFICATIONS; WAIVER; CUMULATIVE REMEDIES. This Guaranty constitutes the entire agreement between Guarantor and Lender with respect to its subject matter, and supersedes all prior or contemporaneous agreements, representations and understandings. No supplement to or modification of this Guaranty shall be binding unless executed in writing by Guarantor and Lender, nor shall any waiver of any of Lender’s rights hereunder be effective unless executed in writing by Lender. No such waiver shall be applicable except in the specific instance for which given. No delay or failure by Lender to exercise any right or remedy against Borrower or Guarantor or any other Person or security shall constitute a waiver of that right or remedy or any other. All remedies of Lender under this Guaranty and under, arising out of, or relating to the Obligations, are cumulative, and are in addition to all remedies of Lender at law or in equity.

    20.    HEADINGS; SEVERABILITY. Headings in this Guaranty are for convenience only and do not define or limit the scope of provisions of this Guaranty. The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect the validity or enforceability of any other provision.

    21.    COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or in electronic format (e.g., “pdf” or “tif”) shall be equally as effective as delivery of an original executed counterpart of this Guaranty.

[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, this Guaranty has been duly executed by Guarantor as of the day and year first above written.

 (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of June 10, 2013, by PRINCIPAL SOLAR, INC., a Delaware corporation (the “Guarantor”), in favor of BRIDGE BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), with reference to the following facts:

PRINCIPAL SOLAR, INC. a Delaware corporation

By: /s/ Michael Gorton
Name: Michael Gorton
Title: Chief Executive Officer
Address for Notices:
Principal Solar, Inc
2700 Fairmont
Dallas, TX 75201
Attention: Michael Gorton, CEO e-mail: mg@principalsolar.com FAX: (972) 899-9276